SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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OPTIMIZERX CORP.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPTIMIZERX CORP.

400 Water Street, Suite 200

Rochester, MI 48307

248.651.6568

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the “Annual Meeting”) of OptimizeRx Corp., a Nevada corporation (the “Company”) will be held on November 19, 2020, at 10:00 a.m., Eastern Standard Time. Due to the public health impact of the coronavirus (COVID-19), the Annual Meeting will be a completely virtual meeting conducted via webcast. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OPRX2020. The Annual Meeting will be held for the following purposes:

1.      To elect six members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

2.      To approve the reservation of 500,000 additional shares of common stock under our 2013 Incentive Plan;

3.      To ratify the appointment of UHY LLP as our independent public accountant for the fiscal year ended December 31, 2020;

4.      To transact such other matters as may properly come before the meeting or any adjournment thereof.

Who Can Vote:	Stockholders of record at the close of business on Tuesday, September 28, 2020.
How You Can Vote:

Please vote your proxy in one of the following ways:

1.      Via the internet, by visiting www.proxyvote.com.

2.      By telephone, by calling the number on your proxy card or voting instruction form.

3.      By mail, by marking, signing, dating, and mailing your proxy card or your voting instruction form. No postage is required if mailed in the United States.

4.      By voting electronically during the Virtual Annual Meeting at www.virtualshareholdermeeting.com/OPRX2020.

Who May Attend:

Shareholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote and submit your questions in real-time during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OPRX2020. To participate in the meeting, you must have your sixteen-digit control number that is shown on your proxy card when you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person

By Order of the Board of Directors
/s/ Gus D. Halas
Gus D. Halas
Chairman of the Board
Rochester, MI
October 5, 2020

PROXY STATEMENT

OPTIMIZERX CORP.

400 Water Street, Suite 200

Rochester, MI 48307

248.651.6568

INTRODUCTION

This proxy statement is furnished to Stockholders in connection with the solicitation of proxies for use at the annual meeting of stockholders of OptimizeRx Corp. (“OPRX,” “we” or “us”) to be held on November 19, 2020, and at any adjournments (the “Annual Meeting”). This proxy statement and the accompanying proxy is being distributed to Stockholders beginning on or about October 5, 2020. Our principal executive offices are located at 400 Water Street, Suite 200 Rochester, MI 48307, telephone 248.651.6568.

Important Notice Regarding the Availability of Proxy Materials for
The 2020 Virtual Annual Meeting of Stockholders to Be Held on November 19, 2020

We are hosting this Annual Meeting virtually as part of our effort to maintain a safe and healthy environment for our directors, members of management and Stockholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, our Board believes that hosting a virtual Annual Meeting is in the best interests of our Stockholders, Officers, Directors, and the designated Inspector of Election. At the moment, we do not intend on holding future Stockholders’ meetings virtually unless the current pandemic persists.

The Annual Meeting will be held on November 19, 2020 at 10:00 a.m. Eastern Standard Time and any adjournment thereof. This Annual Meeting will be a virtual-only meeting via live webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting by webcast at www.virtualshareholdermeeting.com/OPRX2020 and following the instructions that follow.

Rules adopted by the Securities and Exchange Commission (“SEC”) allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of Annual Meeting and proxy statement via the Internet. These notices would also contain instructions on how stockholders could request to receive their materials electronically or in printed form or on a one-time or ongoing basis.

PROXY SOLICITATION AND COSTS

We have borne the cost of preparing, assembling, and mailing this proxy solicitation material along with related communication with stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of our Directors, Officers and employees, without additional compensation, personally, by telephone or by facsimile.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why are you holding a virtual meeting?

In light of the COVID-19 pandemic, for the safety of all of our Stockholders, associates, and community, our 2020 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many Stockholder questions as time allows.

Why am I receiving these proxy materials?

You received these proxy materials because you are a Stockholder of the Company. The Board is providing these proxy materials to you in connection with the Company’s Annual Meeting to be held on November 19, 2020. As a Stockholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all Stockholders to attend the virtual Annual Meeting and vote, the Board is seeking your proxy to vote on these matters.

What is included in these materials?

These materials include:

•        this Proxy Statement for the Annual Meeting;

•        the Proxy Card or vote instruction form for the Annual Meeting; and

•        the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the virtual Annual Meeting. The Proxy Card enables you to appoint Will Febbo, our Chief Executive Officer, and Doug Baker, our Chief Financial Officer, as your representative at the Annual Meeting. By completing and returning a Proxy Card, you are authorizing each of Messrs. Febbo and Baker to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) election of six directors to serve on the Company’s board of directors until the 2021 annual meeting of stockholders or until their successors are elected and qualified; (ii) to approve the reservation of 500,000 additional shares of common stock under the 2013 Incentive Plan; and (iii) ratification of the appointment of UHY LLP as our independent public accountant for the fiscal year ending December 31, 2020.

What is the record date and what does it mean?

The Board established September 28, 2020 as the record date for the virtual Annual Meeting of Stockholders to be held on November 19, 2020. Stockholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the virtual Annual Meeting.

How many common shares are entitled to vote at the Annual Meeting?

As of September 28, 2020, the record date, there were approximately 15,043,041 shares of common stock, par value $0.001 per share outstanding and entitled to vote at the virtual Annual Meeting. Each share is entitled to one vote on all matters.

How do I vote my common shares?

You can vote your proxy in one of the following ways:

1.      Via the internet, by visiting www.proxyvote.com.

2.      By telephone, by calling the number on your proxy card or voting instruction form.

3.      By mail, by marking, signing, dating, and mailing your proxy card or your voting instruction form. No postage is required if mailed in the United States.

4.      By voting electronically during the Annual Meeting at www.virtualshareholdermeeting.com/OPRX2020.

How can I participate and ask questions at the Annual Meeting?

We are committed to ensuring that our Stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the proxy card that you received in the mail. You will be able to submit questions during the Annual Meeting. We encourage you to submit any question that is relevant to the business of the meeting. Questions asked during the Annual Meeting will be read and addressed during the meeting. Stockholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to test their Internet connectivity.

What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?

If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your proxy card in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your voting instruction form. In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/OPRX2020 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. The webcast replay will be available at www.virtualshareholdermeeting.com/OPRX2020 until the 2021 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?

We have provided a toll-free technical support “help line” that can be accessed by any Stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

What documentation must I provide to vote online at the Annual Meeting?

If you are a Stockholder of record and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a Stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

How do I submit a question at the Annual Meeting?

If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/OPRX2020, simply type your question in the “ask a question” box and click “submit”.

When should I submit my question at the Annual Meeting?

Each year at the Annual Meeting, we hold a question-and-answer session following the formal business portion of the meeting during which shareholders may submit questions to us. We anticipate having such a question-and-answer session at the 2020 Annual Meeting. You can submit a question up to 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

Can I change or revoke my proxy?

The common shares represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by providing written notice to our Corporate Secretary at 400 Water Street, Suite 200 Rochester, MI 48307, by executing and sending us a subsequent proxy, or by voting your shares while logged in and participating in the 2020 Annual Meeting of Stockholders.

How many votes per share?

Each common share outstanding on the record date will be entitled to one vote on each of the 6 director nominees and one vote on each other proposal. Stockholders may not cumulate votes in the election of directors.

What voting instructions can I provide?

You may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.

What happens if proxy cards or voting instruction forms are returned without instructions?

If you are a registered shareholder and you return your proxy card without instructions, Will Febbo, our Chief Executive Officer, and Doug Baker, our Chief Financial Officer will vote in accordance with the recommendations of the Board.

If you hold shares in street name and do not provide your broker with specific voting instructions on proposals 1 and, 2, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3, ratification of auditors, is considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion.

The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for shareholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?

Proposals	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non Vote
No. 1 Election of Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST” since an uncontested election	No Effect	No Effect
No. 2 Approval of Increase of 500,000 Shares Under 2013 Incentive Plan	FOR	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect
No. 3 Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the voting	No Effect	Not Applicable

Where will I be able to find voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the virtual Annual Meeting and will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the virtual Annual Meeting.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to OptimizeRx Corp., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

When are Stockholder Proposals Due for the 2021 Annual Meeting?

Shareholders who wish to present proposals for inclusion in our proxy materials for the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) may do so by following the procedures prescribed in Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be eligible, the stockholder proposals must be received by our corporate secretary on or before April 30, 2021. Although the board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

ELECTION OF SIX DIRECTORS TO SERVE ON THE COMPANY’S BOARD UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

At this Annual Meeting, six (6) persons, comprising the entire membership of the board of directors, are to be elected. Each elected director will serve until the Company’s next annual meeting of stockholders and until a successor is elected and qualified. All of the nominees currently serve on the board of directors.

All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified, or until the director’s death, resignation or removal.

Biographical and certain other information concerning our nominees for election to the board of directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

NOMINEES FOR DIRECTOR

Name of Nominee	Age
Will Febbo	51
Gus D. Halas*	69
Lynn Vos*	64
James Lang*	55
Patrick Spangler*	64
Greg Wasson*	61

____________

*        Independent as that term is defined by the rules of the Nasdaq Stock Market.

Nominees’ Biographies

Will Febbo — Chief Executive Officer and Director

Mr. Febbo joined our company as Chief Executive Officer and Director on February 22, 2016. Mr. Febbo brings more than 20 years of experience in building and managing health services and financial businesses. Before joining our company. From 2007 to 2015, he worked with Merriman Holdings, Inc., an investment banking firm. There he served as Chief Operating Officer and assisted with capital raises in the tech, biotech, cleantech, consumer and resources industries. Prior to Merriman, Mr Febbo was CEO and co-founder of MedPanel, a provider of market intelligence and communications for the pharmaceutical, biomedical, and medical device industries, which was eventually acquired by MCF Corporation.

Aside from that provided above, Mr. Febbo does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Febbo is qualified to serve on our Board of Directors because of his wealth of experience in building and managing health services and financial businesses.

Gus D. Halas — Director

Mr. Halas joined our company as a Director on August 7, 2014. Mr. Halas has served as CEO of several companies. He was Chief Executive Officer and President of the Central Operating Companies at Central Garden & Pet Company from April 2011 through May 2013 and currently serves as a consultant to that Company. Mr. Halas was President and Chief Executive Officer of T-3 Energy Services, Inc. from May 2003 to March 2009 and also served as Chairman of the Board of Directors from March 2004 to March 2009. From August 2001 to April 2003, Mr. Halas served as President and Chief Executive Officer of Clore Automotive, Inc. He also serves as a director for Triangle Petroleum Corp., Hooper Holmes, Inc., School Specialty, Inc., and Madelena Energy.

Aside from that provided above, Mr. Halas does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Halas is qualified to serve on our Board of Directors because of his experience and expertise as an executive and a director with companies implementing “turnaround” strategies.

Lynn Vos — Director

Ms. Vos has been the President and CEO of the Muscular Distrophy Association since October 2017. Prior to that, Ms. Vos had been chief executive officer of ghg | greyhealth group since 1994 and is a champion of using digital capabilities to improve the public health. Ms. Vos also serves on the board of nTelos Wireless, a NASDAQ listed company, the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students, and was a founding board member of MMRF, a pioneering cancer research foundation.

Aside from that provided above, Ms. Vos does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Ms. Vos is qualified to serve on our Board of Directors because of her extensive executive skills in digital marketing and communications in the healthcare industry.

James Lang — Director

Mr. Lang joined our Board January 12, 2017. He brings us more than 25 years of experience in healthcare data, analytic, and technology enabled business services. Mr. Lang is the CEO of Eversana, a leading independent provider of global commercial services to the life science industry, and also presently serves as an executive advisor to Water Street, a strategic private equity firm focused exclusively on building market-leading companies in healthcare. In that capacity, he currently serves as Board Chairman to The Access Group, Health Strategies Group, Alliance Life Sciences, and Dohmen Life Science Services. He is also a director of BioVie, a development-stage company pioneering an innovative therapeutic that targets complications due to liver cirrhosis.

Mr. Lang previously served as CEO of Decision Resources Group, a leading healthcare research and consulting company providing high-value healthcare industry analysis and insights, where he helped transform the company into an industry leader. Earlier, he was president of Strategic Decisions Group, a premier global strategy consultancy, and he expanded the life sciences practice and later sold it to IMS Health. He is an active private investor and advisor with healthcare companies, including Boston Heart Diagnostics (acquired by Eurofins) and AlphalmpactRx (acquired by IMS Health).

Aside from that provided above, Mr. Lang does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Lang is qualified to serve on our Board of Directors because of his extensive executive skills and background in the healthcare industry.

Patrick Spangler — Director

Spangler presently serves as CFO of VigiLanz, a digital healthcare intelligence firm, and as a member of the board of directors of Lifespace Communities. He has more than 30 years of experience in the health care industry, executing domestic and international growth and exit strategies. He has helped lead high-performance, emerging growth firms, as well as large publicly-traded companies.

Earlier, Spangler served as executive vice president and CFO of Healthland, an EHR company serving the critical access hospital market. He has also served as CFO at the point-of-care medical applications provider, Epocrates, that he helped bring public in 2011, and which was eventually acquired by Athenahealth. Prior to Epocrates, he was CFO of the ev3, a vascular therapy that went public in 2005 and then acquired by Covidien, as well as CFO of the medical device manufacturer, Empi, which was acquired by Encore Medical.

Aside from that provided above, Mr. Spangler does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Spangler is qualified to serve on our Board of Directors because of his extensive executive skills and background in the healthcare industry and his finance experience.

Greg Wasson — Director

Mr. Wasson joined our Board on July 21, 2020. As president and CEO of Walgreens, Mr. Wasson led the company to record sales of $76.4 billion in 2014. He created significant shareholder value by completing game-changing mergers and acquisitions, leading complex organizational and structural change, assembling a diverse and high-performance senior leadership team, and establishing Walgreens as an industry leader. Mr. Wasson is largely credited for transforming the iconic 114-year-old domestic company into the first global pharmacy-led, health, well-being, and beauty enterprise via the successful merger with European-based Alliance Boots in 2015.

Prior to being appointed president and CEO of the combined companies, Walgreens Boots Alliance, Mr. Wasson had risen through the ranks through a number of positions of increasing responsibility and executive leadership, starting as a Walgreens pharmacist technician in 1981.

Aside from that provided above, Mr. Wasson does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Wasson is qualified to serve on our Board of Directors because of his extensive executive skills and in-depth knowledge of the retail and healthcare industries.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Meetings

The board met on 4 occasions during the fiscal year ended December 31, 2019. Each of the members of the board attended at least 75% of the meetings held by the board during the time such directors served as a member of the board.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Committees of the Board

Audit Committee

Our audit committee, is comprised of Lynn Vos, Patrick Spangler and Gus D. Halas. Mr. Spangler serves as chairperson of the audit committee. The audit committee is responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by our independent registered public accounting firm and reviewing our annual financial statements, accounting policies and our system of internal controls. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the audit committee’s composition and meetings. The audit committee charter is available on our website www.optimizerx.com.

The board of directors has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the board of directors has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The board of directors has determined that Patrick Spangler is an “audit committee financial expert” serving on its audit committee, and is independent, as the SEC has defined that term in Item 407 of Regulation S-K.

The audit committee met on 4 occasions during the fiscal year ended December 31, 2019. Each of the members of the audit committee attended at least 75% of the meetings held by the audit committee during the time such directors served as a member of the committee.

Compensation Committee

Our compensation committee consists of Patrick Spangler, Gus D. Halas, Greg Wasson and James Lang. Mr. Lang serves as chairperson of the compensation committee.

The compensation committee’s responsibilities, which are discussed in detail in its charter, include the following:

•        In consultation with our senior management, establish our general compensation philosophy and oversee the development and implementation of our compensation programs;

•        Recommend the base salary, incentive compensation and any other compensation for our Chief Executive Officer to the Board of Directors and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of our company and its subsidiary;

•        Administer our incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;

•        Review and approve any severance or termination payments proposed to be made to any current or former officer of our company; and

•        Perform other functions or duties deemed appropriate by the Board of Directors.

The compensation committee charter is available on our website www.optimizerx.com.

Our board of directors has determined that all of the members of the compensation committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The compensation committee met on 4 occasions during the fiscal year ended December 31, 2019. Each of the members of the compensation committee attended at least 75% of the meetings held by the compensation committee during the time such directors served as a member of the committee.

Nominating and Governance Committee

The members of the nominating and corporate governance committee are Lynn Vos, Gus D. Halas and James Lang. Ms. Vos serves as chairperson of the corporate governance and nominations committee. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the nominating and corporate governance committee’s composition and meetings. The nominating and corporate governance committee charter is available on our website www.mysizeid.com.

The nominating and corporate governance committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•        Develop qualifications and criteria for selecting and evaluating directors and nominees;

•        Consider and propose director nominees;

•        Make recommendations to the Board regarding Board compensation;

•        Make recommendations to the Board regarding Board committee memberships;

•        Develop and recommend to the Board corporate governance guidelines;

•        Facilitate an annual assessment of the performance of the Board and each of its standing committees;

•        Consider the independence of each director and nominee for director; and

•        Perform other functions or duties deemed appropriate by the Board.

Our board of directors has determined that all of the members of the nominating and corporate governance committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The nominating and governance committee met on 1 occasions during the fiscal year ended December 31, 2019.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2019, other than AWM Investment Company, Inc., which was late in one instance in filing its Form 4 obligation..

Stockholder Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders or other interested parties may communicate with any director by writing to them at OptimizeRx Corp., 400 Water Street, Suite 200, Rochester, MI 48307, Attention: Corporate Secretary.

Code of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees. The text of the Code of Business Conduct and Ethics is publicly available on our website at www.optimizerx.com. Information contained on, or that can be accessed through, our website does not constitute a part of this report and is not incorporated by reference herein.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairperson of the Board and Chief Executive Officer, we historically have a different person serving in each such role. The position of Chairperson is currently occupied by Gus D. Halas. The decision whether to combine or separate these positions depends on what our board deems to be in the long term interest of stockholders in light of prevailing circumstances. The separation of duties provides strong leadership for the board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our board of directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Director Compensation

The table below summarizes all compensation of our directors as of December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Gus D. Halas	43,500	111,848	—	—	155,348
James Lang	30,000	111,848	—	—	141,848
Patrick Spangler	33,500	111,848	—	—	145,348
Lynn Vos	33,000	111,848	—	—	144,848

Narrative Disclosure to the Director Compensation Table

Pursuant to our Director Compensation Plan, independent directors (“Outside Directors”) received:

(a)     an annual cash retainer for Board and Committee service in 2019 as set forth in the table below, payable in equal quarterly installments, and

(b)    reimbursement for expenses related to Board meeting attendance and any committee participation.

Annual Fee ($)
Basic Director Fee	25,000
Board Chair	12,500
Audit Committee Chair	5,000
Audit Committee Member	2,500
Compensation Committee Chair	5,000
Compensation Committee Member	2,500
Nominating and Governance Chair	2,500
Nominating and Governance Committee Member	1,000

In addition, Outside Directors also each received 8,336 shares of Common Stock per year, payable in equal quarterly installments, which vested immediately upon issuance. Directors that are also employees of our company shall not receive additional compensation for serving on the Board. Both the cash retainer and stock awards are prorated for partial quarters of service when a new Director joins the Board.

Directors are expected to attend four meetings per year as well as spend an additional 10 – 20 hours per month on company matters.

In March 2020, the Board amended the Outside Director plan to increase the annual cash fees, payable quarterly, as set forth in the table below.

Annual Fee ($)
Basic Director Fee	40,000
Board Chair	40,000
Audit Committee Chair	5,500
Audit Committee Member	—
Compensation Committee Chair	—
Compensation Committee Member	—
Nominating and Governance Chair	—
Nominating and Governance Committee Member	—

In addition, the Outside Directors will receive common shares valued at $100,000 annually, payable in equal quarterly installments.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

TO APPROVE THE RESERVATION OF 500,000 ADDITIONAL SHARES OF COMMON STOCK UNDER THE OPTIMIZERX CORP. 2013 EQUITY INCENTIVE PLAN

Our Directors have established the 2013 Equity Incentive Plan (the “2013 Plan”). The purpose of the 2013 Plan is to advance the interests of the Company, its subsidiaries and its stockholders by affording certain employees, officers, Directors, and key consultants an opportunity to acquire or increase their proprietary interests in our Company. The objective of the issuance of the stock options, restricted stock and stock purchase rights under the 2013 Plan is to promote our growth and profitability because the grantees will be provided with an additional incentive to achieve our objectives through participation in its success and growth and by encouraging their continued association with or service to us. The following is a summary of the material features of the 2013 Plan.

The 2013 Plan expires in 2023, and no awards may be granted under the 2013 Plan after that date. However, the terms and conditions of the 2013 Plan will continue to apply after that date to all 2013 Plan awards granted prior to that date until they are no longer outstanding.

Under the 2013 Plan, the Company may grant stock options, stock appreciation rights, restricted awards, performance share awards, performance bonuses, stock awards and other incentive awards to employees, subject to the terms and conditions set forth in the 2013 Plan. The Company may also grant nonqualified stock options, RSAs, RSUs, SARs, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the 2013 Plan. Generally, all classes of the Company’s employees are eligible to participate in the 2013 Plan.

The 2013 Plan provides that a maximum of 3,000,000 shares of the Company’s common stock may be issued in conjunction with awards granted under the 2013 Plan. Shares of common stock cancelled, settled in cash, forfeited, withheld, or tendered by a participant to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards.

In March 2020, our Board of Directors approved an increase of shares of common stock to the number of shares covered by the 2013 Plan. The amendment to the 2013 Plan increased the shares issuable under the Plan by 500,000, from 2,500,000 shares to 3,000,000. Other than the change in the number of shares available under the 2013 Plan, no other changes were made to the 2013 Plan by the amendment.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR IN FAVOR OF approving the reservation of 500,000 additional shares of common stock under the OptimizeRx Corp. 2013 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF UHY LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

The audit committee has appointed UHY LLP, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2020. The board proposes that the stockholders ratify this appointment. We expect that representatives of UHY LLP will be either physically present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Below are tables of Audit Fees (amounts in US$) billed by our auditors in connection with the audit of the Company’s annual financial statements and review of the quarterly financial statements for the years indicated below: Our 2018 financial statements were audited by Sadler Gibb & Associates. Our 2019 financial statements were audited by Marcum, LLP.

Marcum, LLP

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2019	$396,850	$—	$—	$—
2018	$—	$—	$—	$—

Sadler Gibb & Associates

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2019	$8,000	$5,500	$—	$—
2018	$116,430	$14,200	$—	$—

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF UHY LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership by each person, other than executive officers and directors, known to us to beneficially own 5% or more of our outstanding common stock as of September 28, 2020. For the purposes of this Annual Report, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities, regardless of any economic interest therein, including any such security that the person has the right to acquire within 60 days after such date.

More Than 5% Beneficial Owners:	Name and Address	Common Shares Owned	Percentage of Class
Common	AWM Investment(1) 527 Madison Ave. Suite 2600 New York, NY 10022	952,027	6.3%
Common	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	938,436	6.2%
Common	Harvey L. Poppel(3) 110 El Mirasol Palm Beach, FL 33480	1,060,693	7.0%
Common	Ronald L. Chez(4) 55 East Monroe Street, Suite 3700 Chicago, IL 60603	1,122,918	7.5%
Common	G2 Investment Partners Management LLC(5) One Rockefeller Plaza, 23rd Floor New York, NY 10020	911,988	6.1%
Common	Avenir Corp.(6) 1775 Pennsylvania Ave. NW Suits 650 Washington, DC 20006	734,840	4.9%

____________

(1)      As stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020.

(2)      As stated in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2020.

(3)      As stated in a Schedule 13G filed with the Securities and Exchange Commission on January 13, 2020.

(4)      As stated in a Schedule 13D/A filed with the Securities and Exchange Commission on September 27, 2019.

(5)      As stated in a Schedule 13F filed with the Securities and Exchange Commission on August 14, 2020.

(6)      As stated in a Schedule 13F filed with the Securities and Exchange Commission on August 14, 2020.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is certain information with respect to beneficial ownership of our common stock as of September 28, 2020, by each director, each executive officer, and by the directors and executive officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of common stock listed.

Name(1)	Options Included in Beneficial Ownership(2)	Restricted Stock Awards(3)	Common Shares Owned	Common Stock Beneficial Ownership	Percentage of Class
William J. Febbo	394,739	21,187	250,906	666,832	4.3%
Steve Silvestro	79,449	—	—	79,449	*
Miriam Paramore	147,671	—	24,079	171,750	1.1%
Lynn Vos	—	—	29,959	29,959	*
Douglas P. Baker	109,671	—	90,705	200,376	1.3%
Gus D. Halas	—	—	61,897	61,897	*
Patrick Spangler	—	—	19,404	19,404	*
James Lang	—	—	29,729	29,729	*
Greg Wasson	—	—	15,000	15,000	*
All Executive Officers and Directors as a group (9 persons)	731,530	21,187	521,679	1,274,396	8.1%

____________

*        Less than 1%

(1)      The address of each person named in this table is c/o OptimizeRx Corp., 400 Water Street, Suite 200, Rochester, MI 48307.

(2)      This column lists shares that are subject to options exercisable within sixty (60) days of September 28, 2020 and are included in common stock beneficial ownership pursuant to Rule 13d-3(d)(1) of the Exchange Act.

(3)      This column lists shares resulting from restricted stock awards that have vested as of September 28, 2020, but for which shares have not been issued.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for the fiscal years ended December 31, 2019 and 2018.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
William J. Febbo(1)	2019	300,000	126,990	391,800	—	15,200	833,990
CEO, Director	2018	275,000	294,838	336,000	—	17,300	923,138
Stephen L.Silvestro	2019	188,821	82,678	938,700		—	1,120,199
Chief Commercial Officer	2018	—	—	—	—	—	—
Miriam Paramore(2)	2019	250,000	70,550	130,600	—	11,200	462,350
President	2018	232,500	131,781	70,000	—	11,000	445,281
Douglas P. Baker(3)	2019	240,000	67,728	130,600	—	11,200	449,528
CFO	2018	220,000	124,696	70,000	—	11,000	425,696

Narrative Disclosure to the Summary Compensation Table

(1)    Amounts reflected in All Other Compensation column for Mr. Febbo in 2018 is composed of $11,000 employer matching contributions to the Company’s retirement plan, $4,000 for a term life policy, and $2,300 for legal fees. The 2019 amounts are $10,800 employer matching contributions to the Company’s retirement plan and the balance for a term life policy.

(2)    Amount reflected in All Other Compensation for Ms. Paramore for both years reflects employer matching contributions to the Company’s retirement plan.

(3)    Amounts reflected in All Other Compensation column for Mr. Baker in both years represents employer matching contributions to the Company’s retirement plan.

Mr. Febbo joined the Company as CEO on February 22, 2016. On September 10, 2018, Mr. Febbo signed a new employment agreement calling for a base salary of $275,000 in 2018 and $300,000 in 2019. In March 2020, the Board of Directors amended his contract to provide a base salary of $350,000 per year in 2020 and $400,000 per year in 2021. In addition, he is eligible to participate in the Company’s executive bonus plan with a target bonus of 60% of his annual salary. He is also eligible for vacation, sick days, insurance, to participate in the Company’s 401k plan, and other benefits covering all employees. Mr. Febbo’s contract also calls for him to be reimbursed $4,000 per year for a separate term life insurance policy. Mr. Febbo’s contract calls for 12 months of severance if he is terminated without cause.

In February 2018, the Board of Directors agreed to accelerate vesting on 100,000 of Mr. Febbo’s options that were originally scheduled to vest on the fifth anniversary of his contract in 2021, by three years, to vest in February 2018. In February 2019, the Board of Directors agreed to accelerate the vesting of the remaining 100,000 unvested options held by Mr. Febbo from February 2020 to February 2019.

The Company also granted to Mr. Febbo 80,000 shares of restricted common stock in February 2018 that vest if the Company achieved targeted stretch revenue goals in either 2018 or 2019. The Company achieved those targeted revenues in 2018, so the shares vested. In February 2019, the Board of Directors also granted Mr. Febbo an additional 30,000 shares of restricted common stock if the Company achieves certain targeted stretch revenue goals in 2019. Those goals were not achieved, so the shares did not vest. In March 2020, the Board of Directors granted Mr. Febbo an additional 84,786 shares of restricted common stock.

Mr. Silvestro joined the Company as Chief Commercial Officer on April 29, 2019. Under the terms of his employment agreement, he received an annual base salary of $280,000 and a signing bonus of $30,000, paid in two installments of $15,000 in 2019. In March 2020, the Board of Directors amended his contract to increase his base salary to $300,000 for 2020. In addition, he was eligible to participate in the Company’s executive bonus plan with a target bonus of 40% of his annual salary. In March 2020, the Board increased his target bonus percentage to 50% of his base salary. He is also eligible for vacation, sick days, insurance, to participate in the Company’s 401k plan, and other benefits covering all employees. Mr. Silvestro’s contract also calls for 12 months of severance if he is terminated without cause.

Mr. Silvestro also received a grant of 90,000 shares of restricted common stock at the time of his employment. The grant vests all at one time upon completion of five years of employment. In March 2020, the Board of Directors granted Mr. Silvestro 105,993 options, which vest quarterly throughout 2020, to purchase shares of common stock at a price of $7.54 per share.

Ms. Paramore joined the Company as President on August 1, 2017. On September 10, 2018 Ms. Paramore signed a new employment agreement calling for a base salary of $250,000. In March 2020, the Board of Directors amended her contract to increase her base salary to $275,000 for 2020. In addition, she is eligible to participate in the Company’s executive bonus plan with a target bonus of 40% of her annual salary. She is also eligible for vacation, sick days, insurance, to participate in the Company’s 401k plan, and other benefits covering all employees. Ms. Paramore’s contract also calls for 12 months of severance if she is terminated without cause.

Under the terms of her contract, in 2017, the Company also granted to Ms. Paramore an option to purchase 166,667 shares of common stock, exercisable at a price of $3.15 per share, and vesting annually over a period of 5 years. Ms. Paramore was also granted 16,667 shares of restricted common stock in February 2018 that vest if the Company achieved targeted stretch revenue goals in either 2018 or 2019. The Company achieved those targeted revenues in 2018, so the shares vested. In February 2019, the Board of Directors also granted Ms. Paramore an additional 10,000 shares of restricted common stock if the Company achieves certain targeted stretch revenue goals in 2019. Those goals were not achieved, so the shares did not vest. In March 2020, the Board of Directors granted Ms. Paramore 63,558 options, which vest quarterly through 2020, to purchase shares of common stock at a price of $7.54 per share.

On September 10, 2018, Mr. Baker signed a new employment agreement calling for a base salary of $220,000. In February 2019, Mr. Baker signed an amended employment agreement increasing his base salary to $240,000 for 2019. In March 2020, the Board of Directors amended his contract to increase his base salary to $260,000 for 2020. In addition, he is eligible to participate in the Company’s executive bonus plan with a target bonus of 40% of his annual salary. He is also eligible for vacation, sick days, insurance, to participate in the Company’s 401k plan, and other benefits covering all employees. Mr. Baker’s contract calls for 12 months of severance if he is terminated without cause. In February 2019, Mr. Baker signed an amended employment agreement increasing his base salary to $240,000 for 2019.

Mr. Baker was also granted 16,667 shares of restricted common stock in February 2018 that vests if the Company achieves targeted stretch revenue goals in either 2018 or 2019. The Company achieved those targeted revenues in 2018, so the shares vested. In February 2019, the Board of Directors also granted Mr. Baker an additional 10,000 shares of restricted common stock if the Company achieves certain targeted stretch revenue goals in 2019. Those goals were not achieved, so the shares did not vest. In March 2020, the Board of Directors granted Mr. Baker 63,558 options, which vest quarterly through 2020, to purchase shares of common stock at a price of $7.54 per share.

For all four executive officers, the executive bonus plan contains a provision whereby each officer could receive a bonus ranging from $0 to $1.0 million if a change of control transaction occurs prior to December 31, 2021, depending up on the transaction price.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officers as of December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: ` Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Will Febbo	470,000	—		$3.21	02/21/21
Steve Silvestro	—	—				90,000
Miriam Paramore	66,667	100,000		$3.15	07/27/22
Douglas Baker	28,334	—		$3.15	06/24/20
	100,001	—		$2.46	03/31/22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

During the year ended December 31, 2015, WPP made a strategic investment in the Company and was a shareholder that owned approximately 20% of the shares of the Company at the time. WPP sold its entire ownership position in December 2018, and is no longer a shareholder of the Company.

The following table sets forth the activity between the Company and WPP in 2018:

2018
Total billings to WPP Agencies	$6,217,735
Revenue recognized from WPP Agencies	$6,527,051
Accounts receivable from WPP Agencies	$2,051,532

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

You can vote your proxy in one of the following ways:

1.      Via the internet, by visiting www.proxyvote.com.

2.      By telephone, by calling the number on your proxy card or voting instruction form.

3.      By mail, by marking, signing, dating, and mailing your proxy card or your voting instruction form. No postage is required if mailed in the United States.

4.      By voting electronically during the Annual Meeting at www.virtualshareholdermeeting.com/OPRX2020.

OPTIMIZERX CORPORATION
400 WATER STREET, SUITE 200
ROCHESTER, MI 48307

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPRX2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24246-P44845

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPTIMIZERX CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of six directors to serve on the Company's board of directors until the 2021 annual meeting of shareholders or until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Will Febbo
02) Gus D. Halas
03) Lynn Vos
04) James Lang
05) Patrick Spangler
06) Greg Wasson

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D24247-P44845

OPTIMIZERX CORPORATION
Annual Meeting of Shareholders
November 19, 2020 at 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) William Febbo and Douglas Baker, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of OPTIMIZERX CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time on November 19, 2020, virtually at www.virtualshareholdermeeting.com/OPRX2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side